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                                                                    EXHIBIT 99.2



DR. MALCOLM CURRIE JOINS GREYSTONE BOARD OF DIRECTORS

SAN DIEGO - June. 15, 2000 -- GreyStone Digital Technology Inc. (OTC BB: GSTN), today announced that Dr. Malcolm R. Currie has joined the company's Board of Directors, increasing the number of GreyStone directors to six.

"We are extremely pleased that Dr. Currie has agreed to serve as a director of GreyStone," said Richard A. Smith, GreyStone's Chairman, President and Chief Executive Officer. "His impressive technical expertise and remarkable depth of experience at the highest levels of government, industry and higher education will add important strength to our board and will supplement the experience of Alan Stone, Jon Reynolds and Jim Johnston, our other outside directors in the digital entertainment sector and in consumer and international business. We now have a very strong team of outside directors to guide the company through the execution of our strategic growth plans."

As Under Secretary (Director) of Defense Research and Engineering from 1972-1977, Dr. Currie was responsible for all weapons R&D and acquisition programs for DOD, including formulation, budgeting, execution, and Congressional approval.

After leaving DOD, Dr. Currie held industry senior management positions for 16 years, which included President, Hughes Missile Systems Company; President and CEO of Delco Electronics Corp., and Chairman and CEO of Hughes Aircraft Company. While at Hughes he led the diversification efforts into commercial sectors including information systems, satellite communications, Direct-TV, digital communication, commercial avionics, and automotive electronics. He holds numerous patents and has published papers on microwave tubes, noise theory, electron and ion beam application, millimeter waves, space propulsion, laser systems, electro-optics, electric vehicles, and industrial and government management. He also served as a member of the Defense Science Board from 1980 to 1992. Dr. Currie, holds a Ph.D in Engineering Physics from the University of California at Berkeley.

Dr. Currie is currently Chairman Emeritus Hughes Aircraft Company; President & CEO of Currie Technologies, a manufacturer of proprietary electric bicycles, and is a member and former Chairman of the USC Board of Trustees. He is also Chairman of the Board of Constellation Communications (satellite communications) and serves as a director on the boards of Investment Co. of America (mutual fund), LSI Logic (semiconductors) (NYSE:LSI), Moltech Corp. (advanced batteries), Inamed (medical devices) (Nasdaq-NM:IMDC), and the California Council Science & Technology. Previously he served on the board of UNOCAL (NYSE:UCL).

He has received numerous domestic and foreign distinguished honors and awards, which include the NASA Distinguished Service Medal, Goddard Astronautics Award, the Defense Department's Distinguished Public Service Medal, and individual awards from the Army, Navy and Air Force. He is a Fellow, American Academy of Arts and Sciences, a Fellow, Institute of Electrical and Electronic Engineering, a Fellow, Royal Aeronautic Society, Great Britain, and holds the French Legion de Honneur (Commandeur).

Based in San Diego, Calif., GreyStone Digital Technology's goal is to position itself as a leading provider of applications of advanced digital technology that customers use to help people solve problems, communicate, and improve their lives, businesses, products, and services. The company has a long history of providing powerful real-time, interactive and networked 3-D digital software and systems for defense customers and they have applied this experience in the development of products for entertainment markets. GreyStone's products and services address a growing demand from military, entertainment, law enforcement, and other major markets such as education, wireless communications, the Internet, e-commerce, and e-services for improved ways to access and use digital information.



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More information is available on the company's website at http://www.gstone.com.

This news release contains statements that are not purely historical, and as such are forward-looking statements under the federal securities laws. These include forward-looking statements regarding management's intentions, plans, hopes, beliefs, expectations or projections of the future. These forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the company's products and services; additional financing requirements; the impact of competitive products or pricing; technological changes; the effect of economic conditions; the ability to successfully commercialize the company's entertainment products; the company's dependence on key engineering, technical, and other personnel skilled in government contracting; the ability of the government to terminate contracts and subcontracts at any time; and other risks and uncertainties detailed from time to time in the company's reports filed with the Securities and Exchange Commission. One or more of these factors could affect the company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this news release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the company, or any other person, that the objectives and plans of the company will be achieved. All forward-looking statements made in this news release are based on information presently available to management, and the company assumes no obligation to update any forward-looking statements.

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